EXHIBIT 10.54


APRIL 14, 1999

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                         SYMBOL:               BDE
                         EXCHANGE:             AMEX


           $ 1,000,000 REGULATION D OFFERING OF CONVERTIBLE DEBENTURES


FUNDING:              No later than April 21, 1999


DEBENTURES:           4% interest, payable quarterly in cash or stock at the
                      Company's option. Debentures convert automatically on the first anniversary of the closing.


CONVERSION:           The Investors shall have the right to convert their
                      Debentures into common stock of the Company at the lower of:

Conversion Schedule:  95% of the Market Price of the Company's Common Stock,
                      where Market Price is defined as: the lowest volume adjusted weighted price on the Principal Market (as reported by Bloomberg L.P.) during the 10 business days prior to the business day on which the notice of conversion is transmitted by the Preferred holder(s) OR

                      $ 6.00 PER SHARE

Optional Conversion: The Company may, at its sole discretion, honor any conversions that would occur at $3.00 or less in cash at "the benefit of the bargain", meaning: # of shares to be issued from conversion multiplied by the volume adjusted weighted price on conversion date.


Limitation on issuance
Of common stock:      Under no circumstances shall the Company issue more than
                      19.5% of its outstanding shares of common stock in connection with this transaction, without obtaining prior shareholder approval.


REGISTRATION:         The Company will agree to file a registration statement
                      under the Securities Act of 1933 including the shares of Common Stock underlying the Convertible Debenture by May
                      15, 1999 and to cause the registration to become effective on the date (the "SEC Effective Date") which is the earlier of 90 days after May 15, or within five days of SEC clearance to request acceleration of effectiveness.
                      The Company will maintain the effectiveness of such registration for a minimum of three years.

Registration Penalty: If the registration statement is not effective within the negotiated time period, the Company will pay investors 2.0% per month, pro rated for periods less that 30 days.


REDEMPTION:           If the shares of common stock of the Company close at or
                      below $ 1.00 per share for 10 or more consecutive trading days, the Company shall have the right to issue a notice of redemption to the investors. Upon receipt of such notice, The investors may choose to


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                      either have the unconverted portion of their Debenture
                      redeemed at 120% of face value, or enter into a voluntary 30-day lockup period during which no conversions would be permitted. If a redemption is agreed upon, the Company must make payment within 5 business days.

PLACEMENT AGENT:      Curzon Capital Corp.

Placement Agent Fees: 5% Commission, (3% cash, 2% stock)




This is a binding commitment by Roseworth Group, Ltd. to proceed on the terms set forth above


/S/ THOMAS BADIAN
----------------------------------
 Thomas Badian
 President, Curzon Capital Corp.
 As attorney-in-fact for Roseworth Group, Ltd.


 Agreed and accepted subject to Board approval:



/S/ MICHAEL OZEN
----------------------------------
 By:  Michael Ozen
 Brilliant Digital Entertainment, Inc.